EXHIBIT 99.1


              KROGER 1ST QTR OPER EARNS PER SHARE:
                      41 CENTS VS 35 CENTS

CINCINNATI, Ohio, April 15, 1998 --- The Kroger Co. (NYSE: KR) said today that 1998 first quarter earnings before an extraordinary item rose 16.3 percent to $107.3 million from $92.3 million in the 1997 first quarter. On a diluted per share basis, earnings before the extraordinary item rose 17 percent to 41 cents from 35 cents.

Kroger's first quarter results set records for sales, operating cash flow, earnings, and earnings per share.

First quarter operating cash flow -- pretax earnings before interest, depreciation, LIFO, and extraordinary items -- rose
8.2 percent to $335.0 million from $309.6 million.

Total Company sales in the quarter increased 4.1 percent to a record $6.4 billion from $6.1 billion in the 1997 first quarter. Identical food store sales rose 0.7 percent.
Comparable store sales, which include relocations and expansions, were up 2.5 percent in the quarter.

Kroger Chairman and Chief Executive Officer Joseph A. Pichler said the first quarter performance reflects Kroger's ability to sustain strong current performance while executing major capital investments to expand store square footage and enhance cost-reducing technology and logistics systems.

"Despite intense competition and the virtual absence of food inflation, we continue to produce strong results. Kroger's first quarter performance is especially satisfying because it compares favorably with very strong results in the 1997 first quarter. The sales and profits of Kroger brand products are enjoying substantial growth," Pichler said. "Kroger's strong capital investment program is strengthening the Company's strategic advantage in combination store formats, technology, and logistics," he added.

Kroger's financial structure continued to improved in the first quarter. Net interest declined 8 percent to $64.2 million. Net total debt decreased by $202 million to $3.29
billion.   During the quarter, Fitch Investor Services, L.P.
upgraded the Company's debt rating to BBB from BBB-Minus. Also, Moody's Investors Service and Standard & Poor's raised their outlook on Kroger from "stable" to "positive," citing the Company's improved operating results.


Kroger opened, expanded or relocated 11 food stores during the first quarter, increasing food store square footage by 3.7 percent.

                         The Kroger Co.
                       Sales and Earnings

                      1st Qtr          1st Qtr         Percent
                        1998            1997           Change
                      3/21/98          3/22/97
                      -------          -------         -------

Sales             $6,388,759,378   $6,139,412,656        4.1
                  ==============   ==============

EBITD <F1>        $  334,997,973   $  309,635,803        8.2

LIFO              $   (4,500,000)  $   (4,500,000)

Interest          $  (64,192,449)  $  (69,746,833)

Depreciation      $  (93,182,568)  $  (85,372,998)
                  --------------   --------------

Pre-tax Earnings
before
extraordinary
item              $  173,122,956   $  150,015,972

Tax expense       $  (65,788,009)  $  (57,756,150)
                  --------------   --------------
Earnings before
extraordinary
item              $  107,334,947   $   92,259,822       16.3

Extraordinary
item <F2>         $   (4,293,134)  $   (5,210,005)
                  --------------   --------------

Net Earnings      $  103,041,813   $   87,049,817
                  ==============   ==============

Basic earnings
(loss) per
common share:

From
operations        $         0.42   $         0.36        16.7

From extraordinary
item <F2>         $        (0.02)  $        (0.02)
                  --------------   --------------
Basic net
earnings per
common
share             $         0.40   $         0.34
                  ==============   ==============

Number of
shares used in
basic per share
calculation          255,173,181      254,079,794

Diluted
earnings (loss)
per common share:

From operations    $        0.41   $         0.35       17.1

From extraordinary
item <F2>          $       (0.02)  $        (0.02)
                   -------------   --------------

Diluted net
earnings per
common share       $        0.39   $         0.33
                   =============   ==============

Number of
shares used in
diluted per share
calculation          264,918,540      267,177,386

<F1>    EBITD represents pretax earnings before interest, depreciation, and LIFO as defined in the Company's Bank Credit Agreement.

<F2>    Represents the after-tax loss from the early retirement of debt.